UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TOUCHMARK BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held at 2:00p.m. on May 18, 2011

Name

Address

City, State, Zip Code

As part of our efforts to cut unnecessary expenses and protect the environment, Touchmark Bancshares, Inc. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste.

The notice, proxy statement and annual report are available at: http://www.touchmarknb.com\proxy

The annual shareholder meeting will be held at 2:00 p.m. on May 18, 2011, at the 1818 Club, 6500 Sugarloaf Parkway, Duluth, Georgia 30097. Shareholders of record at the close of business on April 1, 2011 are entitled to vote at the Annual Meeting. The matters to be covered are noted below:

1.             Election of one Class I director, and election of three Class III directors; and

2.             To transact such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the nominees and proposals above.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Annual Meeting. You may vote online, by telephone, by mail or in person. If you wish to vote online or by telephone, you will need your Shareholder Control Number that can be found on the bottom right hand corner of this notice and the web address and/or toll-free number, both of which will be included on the proxy card. No other personal information will be required in order to vote in this manner.

If you wish to vote by mail, simply cast your vote on the proxy card you will receive and sign and return it in the accompanying Business Reply Envelope. If you wish to vote in person at the Annual Meeting, simply check the box on the proxy card indicating that you plan to attend the Annual Meeting. We ask that you cast your vote promptly. For directions to the meeting please call (770) 407-6700.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by May 6, 2011 to facilitate timely delivery. You will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•                  Visit our website at http://www.touchmarknb.com\proxy; or

•                  Send us an email at fulfillment@rtco.com; or

•                  Call the toll free number, (800) 951-2405;

and enter the Shareholder Control Number when prompted or, if you send an email, enter it in the subject line.

We ask that you cast your vote promptly. Due to regulatory changes that now impact voting on the election of directors, you must vote your proxy for your shares to be represented and voted for the election of directors. Please help save additional solicitation costs by voting today.

Thank you for your continued support!

‘Shareholder Control Number’